UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC. (Exact name of registrant as specified in its charter)	CITIGROUP GLOBAL MARKETS HOLDINGS INC. (Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	NEW YORK (State of incorporation or organization)

52-1568099 (I.R.S. Employer Identification No.)	11-2418067 (I.R.S. Employer Identification No.)
388 Greenwich Street New York, New York (Address of principal executive offices) 10013 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
C-Tracks ETNs on the Miller/Howard MLP Fundamental Index, Series B, Due July 13, 2026	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]:
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]
Securities Act registration statement file numbers to which this form relates:	333-192302, 333-192302-06

Securities to be registered pursuant to Section 12(g) of the Act:	None

Item 1. Description of Registrants’ Securities to be Registered.

The description of the C-Tracks ETNs on the Miller/Howard MLP Fundamental Index, Series B, Due July 13, 2026 (the “Notes”) of Citigroup Global Markets Holdings Inc. and the description of Citigroup Inc.’s guarantee of the Notes, each to be registered hereunder, is contained in (i) the Pricing Supplement relating to the Notes, dated August 8, 2016, to the Registrants’ Prospectus, dated March 7, 2016 (the “Prospectus”), included in the Registrants’ registration statement on Form S-3 (File Nos. 333-192302 and 333-192302-06), as amended, (ii) the section captioned “Description of the Notes” in the Registrants’ Prospectus Supplement, dated March 7, 2016, to the Prospectus and (iii) the section captioned “Description of Debt Securities” in the Prospectus, and such Pricing Supplement, Prospectus Supplement and Prospectus are incorporated herein by reference.

The outstanding principal amount of the Notes registered hereby may be increased from time to time in the future due to further issuances of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to those Notes will be filed with the Securities and Exchange Commission and will be incorporated herein by reference. The Notes registered hereby are, and any additional Notes registered hereby in the future will be, all part of a single series as described in the documents referenced above.

Item 2.	Exhibits.
3.1	Restated Certificate of Incorporation of Citigroup Inc., as amended to date, incorporated herein by reference to Exhibit 3.01 to Citigroup Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (File No. 001-09924).
3.2	By-Laws of Citigroup Inc., as amended to date, incorporated herein by reference to Exhibit 3.1 to Citigroup Inc.’s Current Report on Form 8-K filed October 27, 2015 (File No. 001-09924).
3.3	Restated Certificate of Incorporation of Citigroup Global Markets Holdings Inc., incorporated herein by reference to Exhibit 4.7 to the Registrants’ Registration Statement (File Nos. 333-192302 and 333-192302-06).
3.4	By-Laws of Citigroup Global Markets Holdings Inc., as amended, effective February 6, 2007, incorporated herein by reference to Exhibit 4.8 to the Registrants’ Registration Statement (File Nos. 333-192302 and 333-192302-06).
4.1	Senior Debt Indenture, which includes the Citigroup Inc. guarantee, among Citigroup Global Markets Holdings Inc., as issuer, Citigroup Inc., as guarantor, and The Bank of New York Mellon, as trustee, incorporated herein by reference to Exhibit 4.1 to Citigroup Inc.’s Current Report on Form 8-K filed March 9, 2016 (File No. 001-09924).
4.2	Form of Citigroup Global Markets Holdings Inc. Medium-Term Senior Notes, Series N, incorporated herein by reference to Exhibit 4.34 to the Registrants’ Registration Statement (File Nos. 333-192302 and 333-192302-06).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 8, 2016

CITIGROUP INC.

By:	/s/ Joseph Bonocore
	Name:	Joseph Bonocore
	Title:	Deputy Treasurer

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

By:	/s/ Gonzalo Martin
	Name:	Gonzalo Martin
	Title:	Treasurer